 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 10, 2025

DICK'S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On March 11, 2025, the Company issued a press release announcing its results for the fourth fiscal quarter ended February 1, 2025 and certain other information that is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 7.01. REGULATION FD DISCLOSURE
The Company is furnishing the following information:
Beginning in fiscal 2025, the Company is revising its method for determining comparable sales. Comparable sales measure the growth in sales compared to the corresponding prior year period for its recurring revenue sources, including sales at the same store location as well as its digital revenue, including eCommerce sales, omni-channel transactions which are fulfilled by its stores, GameChanger subscriptions and its DICK'S media network.
Prior to fiscal 2025, the Company expected its Warehouse Sale stores to be temporary in nature and excluded revenue from these stores from comparable sales calculations. Based upon the operating life of these stores, however, the Company has determined that they are operating longer than initially expected. As a result, beginning in fiscal 2025, the Company will include these stores as part of its comparable sales beginning in the stores’ 14th full month of operations, similar to the Company’s other store locations. In addition, these stores will now be included as part of the Company's disclosed store counts and related square footage.
The table being furnished and included herewith as Exhibit 99.2 presents quarterly and full year comparable sales results for fiscal 2024 calculated in the same manner as comparable sales will be calculated beginning in fiscal 2025. The table will be made available on the investor relations section of the Company's website at investors.dicks.com and such figures will be reflected as the Company's historical comparable sales results in the future.

ITEM 8.01.     OTHER EVENTS
On March 10, 2025, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.2125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on April 11, 2025 to stockholders of record at the close of business on March 28, 2025.
On March 10, 2025, the Company's Board of Directors authorized a new share repurchase program of up to $3 billion (the "New Program"). The amount of shares of Common Stock authorized to be repurchased under the New Program does not include the amount remaining under the Company’s existing $2 billion share repurchase program authorized on December 16, 2021 (the "Existing Program"). Each of the Existing Program and the New Program is effective for a five-year period starting from its respective approval date. Repurchases under the Existing Program and the New Program may be made from time-to-time via open market purchases, privately negotiated transactions, pre-planned trading programs or other means. There can be no assurance as to the precise number of shares that will be repurchased under the Existing Program or the New Program, the aggregate dollar amount of the shares purchased, or the ultimate disposition of the shares purchased (re-issued, retained in treasury, and/or retired). The Company may suspend or discontinue the Existing Program and/or the New Program, or increase or decrease the amount of shares authorized to be repurchased thereunder, at any time. The Company plans to continue to purchase under the Existing Program until it is exhausted or expired.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All such statements in this report, other than statements of historical fact, are forward-looking statements. Words such as "expect," "intend," "will," "plan," "anticipate," "may," "believe," "continue," and similar expressions are intended to identify forward-looking statements. The Company bases its forward-looking statements on information available to it on the date of this report, and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may otherwise be required by law. Actual results and other events could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk factors set forth in the Company’s reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

The following exhibits are being furnished pursuant to Item 601 of Regulation S-K and General Instruction B.2 to this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 11, 2025 by Dick's Sporting Goods, Inc. furnished herewith
99.2	Comparable sales revisions
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: March 11, 2025	By:	/s/ NAVDEEP GUPTA
	Name:	Navdeep Gupta
	Title:	Executive Vice President – Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 11, 2025 by Dick's Sporting Goods, Inc. furnished herewith
99.2	Comparable sales revisions
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)